1 Exhibit 99.1 PRESS RELEASE CONTACT: V2X, Inc. Mike Smith, CFA 719-637-5773 ir@gov2x.com V2X Announces Third Quarter 2023 Results Third Quarter 2023 Summary • Reported record revenues of $1.0 billion, up 5% y/y • Awarded bookings of $1.3 billion, increasing backlog to a record high of $13.3 billion • Reported operating income of $21.0 million; adjusted operating income1 of $59.5 million • Adjusted EBITDA1 of $64.7 million with a margin1 of 6.5% • Diluted EPS1 of ($0.21); Adjusted diluted EPS1 of $0.73 • Reported year-to-date cash flow from operations of $135.2 million, and reduced net debt $88.9 million MCLEAN, Va., November 6, 2023 — V2X, Inc. (NYSE:VVX) announced third quarter 2023 financial results. “We achieved record revenue in the third quarter of approximately $1 billion, which demonstrates our unwavering commitment to our clients and the missions we support,” said Chuck Prow, President and Chief Executive Officer of V2X. “Bookings activity in the quarter was strong at $1.3 billion in awards. This yielded total backlog of $13.3 billion, an all-time high for the company and provides solid revenue visibility moving into 2024. Importantly, we are executing the “Expand the Base” component of our strategic framework and were successful in achieving extended scope through client engagement initiatives on existing business, which has yielded $332 million of awards in the quarter and $1.2 billion year-to-date. We are also leveraging our converged capabilities to pursue new business and currently have a robust pipeline of opportunities, which includes ~$19 billion of bids we plan to submit over the next twelve months and over $6 billion submitted and in evaluation.” Mr. Prow continued, “During the quarter, we had notable success capturing several key pursuits that are representative of V2X’s differentiated ability to deliver technology and operational solutions across the mission lifecycle. For example, we secured a $190 million five-year, fixed price contract to continue providing training and range operations services to the U.S. Army in the Middle East. Our team will provide training support services as well as instruction, operation, and maintenance of training aids, devices, simulators, and simulations; fixed ranges; deployable ranges; and numerous training facilities. This successful capture leverages our decades of experience providing high consequence training as well as our global scale and will allow V2X to bring our Army client unparalleled service delivery in support of enhancing the warfighting skills via the use of live and virtual training. We

2 continue to invest in the future and are developing the next generation of training capabilities, techniques, and enablers.” “We have also made remarkable progress organically growing V2X’s environmental capabilities and were recently awarded an $85 million two-year contract to support the recovery and remediation of drinking water. This win builds on V2X’s original work to support the Department of Defense with the establishment of a water supply system for military housing at Red Hill, Hawaii. Our ability to deliver solutions that generate tangible results and public health benefits have led to incremental work and are now helping to deliver safe drinking water to the local communities. We have also successfully leveraged this capability to win similar work in Japan. We are proud to be supporting such an important environmental mission and believe there is significant opportunity to expand our efforts to other geographic areas both within and outside of the Pacific region.” “Finally, subsequent to the end of the quarter, we were awarded a $458 million five-year, fixed price program to provide depot site standup as well as organizational, selected intermediate and limited depot level maintenance, and logistics support for the F-5 Adversary aircraft with the Navy and Marine Corps. The F-5 contract, combined with our Naval Test Wing Pacific and Atlantic awards, equates to over $1.7 billion in new work V2X has won with the U.S. Navy over the past ~18 months. I’d like to thank our teams for their commitment to delivering unique and value- added solutions that provide differentiation and enhanced client outcomes.” Mr. Prow concluded, “We are pleased with our continued revenue growth and record backlog which is supported by the momentum generated through our efforts to converge solutions across our clients’ mission lifecycle. V2X is differentiating its capability offerings through the intersection of technology and operations, which we believe will continue to create value for our shareholders.” Third Quarter 2023 Results • Revenue of $1.0 billion, up 4.5% y/y • Operating income of $21.0 million, including merger and integration related costs of $15.8 million, and amortization of acquired intangible assets of $22.6 million • Adjusted operating income1 of $59.5 million • Adjusted EBITDA1 of $64.7 million with a 6.5% adjusted EBITDA margin1 • Diluted EPS1 of ($0.21); Adjusted Diluted EPS1 of $0.73 • Net debt as of September 29, 2023 of $1.1 billion • Total backlog as of September 29, 2023 of $13.3 billion “V2X reported revenue of $1.0 billion in the quarter, which represents 4.5% year-over-year growth” said Shawn Mural, Senior Vice President and Chief Financial Officer. “Revenue growth in the quarter was achieved through continued program execution on existing programs, plus the phase-in of recent awards, including our first task order win with the Department of State, which reached full operational capability approximately two weeks ahead of schedule and has since expanded in size. We were also successful in continuing to defend our core and have won over $1 billion in recompete programs year to date."

"For the quarter, the Company reported operating income of $21.0 million and adjusted operating income[1] of $59.5 million. Adjusted EBITDA[1] was $64.7 million with a margin of 6.5%, which was influenced by contract mix and performance on certain integrated electronic security programs. Third quarter diluted EPS was ($0.21), due primarily to merger and integration related costs, amortization of acquired intangible assets, and interest expense. Adjusted diluted EPS[1] for the quarter was $0.73."

"Cash generation was strong and net cash provided by operating activities was $135.2 million year to date. Adjusted net cash provided by operating activities[1] year to date was $83.6 million, adding back $20.9 million of M&A and integration costs with $13.4 million of CARES act payments, and removing the contribution of the master accounts receivable purchase or MARPA facility of $85.8 million."

"At the end of the quarter, net debt for V2X was $1,131.8 million. Our solid cash generation has enabled V2X to reduce its total debt by $88.9 million year to date. Net consolidated indebtedness to EBITDA[1] (net leverage ratio) was 3.46x. Additionally, our strong fundamentals and cash flow profile allowed us to reprice our Term Loan B shortly after the quarter close. We expect the new pricing to reduce annual interest expense by $2 million," said Mr. Mural.

Total backlog as of September 29, 2023, was $13.3 billion. Funded backlog was $3.2 billion. Bookings in the quarter were $1.3 billion, resulting in a book-to-bill of 1.3x. The trailing twelve-month book-to-bill was 1.1x.

2023 Guidance

Mr. Mural concluded, "Based on what we are seeing in the business we are raising the low end and mid-point of our full year revenue projections. Given third-quarter results and our outlook, we are lowering the ranges for adjusted EBITDA and adjusted diluted EPS. This change incorporates year-to-date results, including the program performance mentioned earlier and timing of activities associated with national security support. We are reaffirming guidance for adjusted net cash provided by operating activities." The Company is adjusting its 2023 guidance and is as follows:

$ millions, except for per share amounts	2023 Guidance (Updated)		2023 Mid-Point (Updated)
Revenue	$3,900	$3,950	$3,925
Adjusted EBITDA[1]	$285	$295	$290
Adjusted Diluted Earnings Per Share[1]	$3.50	$3.75	$3.62
Adjusted Net Cash Provided by Operating Activities[1]	$115	$135	$125

Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

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4 Third Quarter 2023 Conference Call Management will conduct a conference call with analysts and investors at 8:00 a.m. ET on Monday, November 6, 2023. U.S.-based participants may dial in to the conference call at 877-407-3982, while international participants may dial 201-493-6780. A live webcast of the conference call as well as an accompanying slide presentation will be available here: https://app.webinar.net/gAed3AVKra2 A replay of the conference call will be posted on the V2X website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through November 20, 2023, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 13742132. Presentation slides that will be used in conjunction with the conference call will also be made available online in advance on the “investors” section of the company’s website at https://gov2x.com/. V2X recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under the U.S. Securities and Exchange Commission (“SEC”) Regulation FD. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for descriptions and reconciliations. About V2X V2X builds smart solutions designed to integrate physical and digital infrastructure – from base to battlefield – by aligning people, actions, and outputs. Formed by the merger of Vectrus and Vertex, we bring a combined 120 years of successful mission support. Our lifecycle solutions improve security, streamline logistics, and enhance readiness. The Company delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training, and technology markets to national security, defense, civilian and international clients. Our global team of approximately 15,000 employees brings innovation to every point in the mission lifecycle, from preparation to operations, to sustainment, as it tackles the most complex challenges with agility, grit, and dedication.

5 Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements and items listed under "2023 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2023 performance outlook, revenue, contract opportunities, and any discussion of future operating or financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

6 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF LOSS (UNAUDITED) Three Months Ended Nine Months Ended September 29, September 30, September 29, September 30, (In thousands, except per share data) 2023 2022 2023 2022 Revenue $ 1,001,507 $ 958,156 $ 2,922,819 $ 1,912,693 Cost of revenue 930,828 861,073 2,685,910 1,733,654 Selling, general, and administrative expenses 49,640 92,596 151,021 154,295 Operating income 21,039 4,487 85,888 24,744 Loss on extinguishment of debt — — (22,052) — Interest expense, net (30,252) (27,265) (93,946) (30,908) Other expense, net (2,024) — (2,335) — Loss from operations before income taxes (11,237) (22,778) (32,445) (6,164) Income tax benefit (4,837) (5,739) (10,364) (2,453) Net loss $ (6,400) $ (17,039) $ (22,081) $ (3,711) Loss per share Basic $ (0.21) $ (0.57) $ (0.71) $ (0.21) Diluted $ (0.21) $ (0.57) $ (0.71) $ (0.21) Weighted average common shares outstanding - basic 31,179 29,830 31,048 17,806 Weighted average common shares outstanding - diluted 31,179 29,830 31,048 17,806

7 V2X, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) September 29, December 31, (In thousands, except per share data) 2023 2022 Assets Current assets Cash, cash equivalents and restricted cash $ 78,259 $ 116,067 Receivables 715,381 728,582 Prepaid expenses 80,816 74,234 Other current assets 19,623 13,049 Total current assets 894,079 931,932 Property, plant, and equipment, net 82,903 78,715 Goodwill 1,656,965 1,653,822 Intangible assets, net 430,133 497,951 Right-of-use assets 43,072 52,825 Other non-current assets 19,343 17,858 Total non-current assets 2,232,416 2,301,171 Total Assets $ 3,126,495 $ 3,233,103 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 437,563 $ 406,706 Compensation and other employee benefits 139,401 168,038 Short-term debt 15,500 11,850 Other accrued liabilities 237,890 196,538 Total current liabilities 830,354 783,132 Long-term debt, net 1,153,082 1,262,811 Deferred tax liabilities 9,090 15,813 Operating lease liabilities 35,113 41,083 Other non-current liabilities 109,765 133,185 Total non-current liabilities 1,307,050 1,452,892 Total liabilities 2,137,404 2,236,024 Commitments and contingencies (Note 8) Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 31,186,590 and 30,470,475 shares issued and outstanding as of September 29, 2023 and December 31, 2022, respectively 312 305 Additional paid in capital 756,781 748,877 Retained earnings 231,343 253,424 Accumulated other comprehensive income (loss) 655 (5,527) Total shareholders' equity 989,091 997,079 Total Liabilities and Shareholders' Equity $ 3,126,495 $ 3,233,103

8 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Nine Months Ended September 29, September 30, (In thousands) 2023 2022 Operating activities Net loss $ (22,081) $ (3,711) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation expense 16,532 8,663 Amortization of intangible assets 67,818 28,597 Loss on disposal of property, plant, and equipment 625 59 Stock-based compensation 26,809 18,800 Amortization of debt issuance costs 6,875 3,903 Loss on extinguishment of debt 22,052 — Changes in assets and liabilities: Receivables 9,647 (10,635) Prepaid expenses (5,067) (4,142) Other assets 13,196 215 Accounts payable 28,094 52,444 Deferred taxes (9,887) — Compensation and other employee benefits (28,620) 22,038 Other liabilities 9,182 (24,672) Net cash provided by operating activities 135,175 91,559 Investing activities Purchases of capital assets (16,559) (8,231) Proceeds from the disposition of assets 16 20 Acquisition of business, net of cash acquired — 194,431 Distribution from joint venture 834 — Net cash (used in) provided by investing activities (15,709) 186,220 Financing activities Proceeds from issuance of long-term debt 250,000 — Repayments of long-term debt (428,763) (58,363) Proceeds from revolver 719,750 392,000 Repayments of revolver (669,750) (495,000) Proceeds from exercise of stock options 7 370 Payment of debt issuance costs (7,507) (2,324) Prepayment premium on early redemption of debt (1,600) — Payments of employee withholding taxes on share-based compensation (17,871) (1,934) Net cash used in financing activities (155,734) (165,251) Exchange rate effect on cash (1,540) (3,668) Net change in cash, cash equivalents and restricted cash (37,808) 108,860 Cash and cash equivalents - beginning of period 116,067 38,513 Cash, cash equivalents and restricted cash - end of period $ 78,259 $ 147,373 Supplemental disclosure of cash flow information: Interest paid $ 89,635 $ 27,035 Income taxes paid $ 5,242 $ 10,344 Purchase of capital assets on account $ 2,882 $ 438 Common stock issued for business acquisition $ — $ 630,636

9 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, operating income, and operating margin. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We define operating margin as operating income divided by revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted operating cash flow, and pro forma revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net cash provided by (used in) operating activities, and pro forma revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for financial measures determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Pro forma revenue is defined as the combined results of our operations as if the Merger had occurred on January 1, 2021. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs.

10 • Adjusted EBITDA is defined as operating income, adjusted to exclude depreciation and amortization of intangible assets, and items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs. • Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs, amortization of acquired intangible assets, amortization of debt issuance costs, and loss on extinguishment of debt. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • Cash interest, net is defined as interest expense, net adjusted to exclude amortization of debt issuance costs. • Adjusted net cash provided by (used in) operating activities is defined as net cash provided by (or used in) operating activities adjusted to exclude infrequent non-operating items, such as M&A payments and related costs. • Net leverage ratio is defined as net debt (or total debt less unrestricted cash) divided by trailing twelve- month (TTM) bank EBITDA. In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company's fiscal 2023 GAAP results.

11 Non-GAAP Tables ($K, except per share data) Three Months Ended Nine Months Ended September 29, 2023 September 30, 2022 September 29, 2023 September 30, 2022 Revenue $ 1,001,507 $ 958,156 $ 2,922,819 $ 1,912,693 Net income (loss) $ (6,400) $ (17,039) $ (22,081) $ (3,711) Plus: Income tax benefit (4,837) (5,739) (10,364) (2,453) Other expense, net 2,024 — 2,335 — Interest expense, net 30,252 27,265 93,946 30,908 Loss on extinguishment of debt — — 22,052 — Amortization of intangible assets 22,607 24,174 67,818 28,597 M&A, integration, and related costs 15,824 45,931 41,565 60,878 Adjusted operating income $ 59,470 $ 74,592 $ 195,271 $ 114,219 Plus: Depreciation expense 5,206 5,425 16,532 8,663 Adjusted EBITDA $ 64,676 $ 80,017 $ 211,803 $ 122,882 Adjusted EBITDA margin 6.5% 8.4% 7.2% 6.4 % Minus: Cash interest expense, net 28,069 23,750 87,071 27,005 Income tax expense, as adjusted 5,937 9,633 26,329 16,751 Depreciation expense 5,206 5,425 16,532 8,663 Other expense, net 2,024 — 2,335 — Adjusted net income $ 23,440 $ 41,209 $ 79,536 $ 70,463 ($K, except per share data) Three Months Ended Nine Months Ended September 29, 2023 September 30, 2022 September 29, 2023 September 30, 2022 Diluted earnings (loss) per share $ (0.21) $ (0.57) $ (0.71) $ (0.21) Plus: M&A, integration and related costs 0.37 1.20 0.97 2.69 Amortization of intangible assets 0.52 0.63 1.58 1.26 Amortization of debt issuance costs and Loss on extinguishment of debt 0.05 0.09 0.67 0.17 Adjusted diluted earnings per share $ 0.73 $ 1.35 $ 2.51 $ 3.91 Average shares outstanding Basic, as reported 31,179 29,830 31,048 17,806 Diluted, as reported 31,179 29,830 31,048 17,806 Adjusted diluted 31,761 30,172 31,520 18,020

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Three Months Ended				Nine Months Ended			
	September 29,		September 30,		September 29,		September 30,	
(In thousands)	2023	%	2022	%	2023	%	2022	%
Army	$ 412,841	41 %	$ 352,923	37 %	$ 1,196,843	41 %	$ 959,792	50 %
Navy	311,088	31 %	270,071	28 %	896,976	31 %	410,173	21 %
Air Force	134,728	13 %	165,085	17 %	418,710	14 %	295,015	15 %
Other	142,850	15 %	170,077	18 %	410,290	14 %	247,713	14 %
Total revenue	$ 1,001,507		$ 958,156		$ 2,922,819		$ 1,912,693	

Revenue by Contract Type

	Three Months Ended				Nine Months Ended			
	September 29,		September 30,		September 29,		September 30,	
(In thousands)	2023	%	2022	%	2023	%	2022	%
Cost-plus and cost-reimbursable	$ 570,402	57 %	$ 505,743	53 %	$ 1,589,619	54 %	$ 1,172,397	61 %
Firm-fixed-price	402,219	40 %	416,618	43 %	1,237,110	42 %	672,970	35 %
Time-and-materials	28,886	3 %	35,795	4 %	96,090	4 %	67,326	4 %
Total revenue	$ 1,001,507		$ 958,156		$ 2,922,819		$ 1,912,693	

Revenue by Contract Relationship

	Three Months Ended				Nine Months Ended			
	September 29,		September 30,		September 29,		September 30,	
(In thousands)	2023	%	2022	%	2023	%	2022	%
Prime contractor	$ 945,669	94 %	$ 886,415	93 %	$ 2,740,908	94 %	$ 1,781,961	93 %
Subcontractor	55,838	6 %	71,741	7 %	181,911	6 %	130,732	7 %
Total revenue	$ 1,001,507		$ 958,156		$ 2,922,819		$ 1,912,693	

Revenue by Geographic Region

	Three Months Ended				Nine Months Ended			
	September 29,		September 30,		September 29,		September 30,	
(In thousands)	2023	%	2022	%	2023	%	2022	%
United States	$ 571,405	57 %	$ 582,817	61 %	$ 1,698,689	58 %	$ 908,271	47 %
Middle East	305,918	31 %	261,997	27 %	866,122	30 %	747,310	39 %
Asia	63,259	6 %	50,673	5 %	193,109	7 %	113,265	6 %
Europe	60,925	6 %	62,669	7 %	164,899	5 %	143,847	8 %
Total revenue	$ 1,001,507		$ 958,156		$ 2,922,819		$ 1,912,693	

Source: V2X, Inc.

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